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                                                                    EXHIBIT 99.1

                                  EXAR CORPORATION

                             1997 EQUITY INCENTIVE PLAN

                         ADOPTED BY THE BOARD JUNE 12, 1997
                  APPROVED BY THE STOCKHOLDERS SEPTEMBER 18, 1997
                      AMENDED BY THE BOARD SEPTEMBER 18, 1997
                      AMENDED AND RESTATED SEPTEMBER 10, 1998


1.   PURPOSE.

     (a) The purpose of the 1997 Equity Incentive Plan (the "Plan") is to provide a means by which selected employees and directors of and consultants to Exar Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonstatutory stock options, and
(iii) stock bonuses, all as defined below and collectively referred to as "Stock Awards".

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), options which do not qualify as Incentive Stock Options ("Nonstatutory Stock Options") or stock bonuses as described in paragraph 6 hereof ("Stock Bonuses"). All options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of option. An option designated as a Nonstatutory Stock Option shall not be treated as an Incentive Stock Option.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

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     (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Bonus or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (3)  To amend the Plan as provided in paragraph 12.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to one or more committees, provided, however, that if such a committee is authorized to administer Stock Awards with respect to officers and directors of the Company, such committee shall be composed of not fewer than two (2) members of the Board, all of whom may be, in the discretion of the Board, non-employee directors as defined in subparagraph 2(d) or outside directors as defined in subparagraph 2(e). These committees are referred to herein as the "Committee," as applicable. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan or the administration of Stock Awards with respect to officers and directors, as the case may be, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this paragraph to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who (1) are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or (2) are either (i) not then covered employees (as defined in subparagraph 2(f)) and are not expected to be covered employees at the time of recognition of income resulting from such option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

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     (d)  The term "non-employee director," as used in this Plan, shall mean a director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3 promulgated under the Exchange Act.

     (e) The term "outside director," as used in this Plan, shall mean a director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving direct or indirect enumeration from the Company or an affiliated corporation for personal services in any capacity other than as a director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (f) The term "covered employee," as used in this Plan, shall mean the chief executive officer and the four (4) other highest compensated officers of the Company.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate One Million Two Hundred Seventy-Five Thousand (1,275,000) shares of the Company's $.0001 par value common stock, plus any shares of such common stock that would have become available under the Company's 1991 Stock Option Plan due to the expiration or other termination of any stock award thereunder. If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate prior to the issuance of the stock subject to such Stock Award (or fail to vest in the case of a Stock Bonus), the stock not issued pursuant to such Stock Award shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the

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Company or any Affiliate.  Nonstatutory Stock Options and Stock Bonuses may
be granted only to employees (including officers) of, directors of or consultants to the Company or its Affiliates.

     (b) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted options covering more than Three Hundred Thousand (300,000) shares of the Company's common stock in any calendar year.

5.   OPTION PROVISIONS.

     Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

     (a) No option shall be exercisable after the expiration of a date specified in the option (which date shall be no more than ten (10) years from the date the option was granted).

     (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. Except as provided with respect to Deferred Salary Grants under paragraph 7. The exercise price of each Nonstatutory Stock Option shall be not less than fifty percent (50%) of the fair market value of the stock subject to the option on the date the option is granted. Notwithstanding the foregoing, an option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either
(i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

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     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person; provided, however, that a Nonstatutory Stock Option may be transferred to the extent provided in the option agreement. The person to whom the option is granted may designate, by delivering written notice of the same to the Company (in a form acceptable to the Company) during such person's lifetime, a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option and receive any and all proceeds thereof.

     (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of

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Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons entitled to exercise the option pursuant to subparagraph 5(d) hereof; or (iii) the option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director, or (B) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

     (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

     (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value equal to the amount of the withholding tax obligation.

6.   STOCK BONUS PROVISIONS.

     Each Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of Stock Bonus agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) The purchase price of stock under each Stock Bonus agreement shall be such amount as the Board or Committee shall determine and designate in such agreement.

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Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (b) No rights under a Stock Bonus agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable Stock Bonus agreement.

     (c) The purchase price, if any, of stock acquired pursuant to a Stock Bonus agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or
(iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Shares of stock sold or awarded under a Stock Bonus agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

     (e) In the event an employee, director or consultant's employment or relationship with the Company is interrupted or terminated by the Company or any Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the Stock Bonus agreement between the Company and such person.

     (f) To the extent provided by the terms of the Stock Bonus agreement, the recipient may satisfy any federal, state or local tax withholding obligation relating to the receipt of the Stock Bonus by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the recipient as a result of the Stock Bonus a number of shares having a fair market value equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value equal to the amount of the withholding tax obligation.

7.   DEFERRED SALARY GRANTS.

     (a) Any employee (including officers), director or consultant who is selected by the Board or Committee ("Deferral Participant") may elect to apply a portion of his or her base salary, in an amount equal to at least five thousand dollars ($5,000) but in no event more than fifty thousand dollars ($50,000), to the acquisition of an option to purchase shares of the Company's common stock pursuant to the terms of this paragraph 7 ("Deferred Salary Option"). Such election is irrevocable and must be filed with the Company prior to the commencement of

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the calendar year in which the base salary to be deferred is earned.
Notwithstanding the foregoing, a newly hired, elected or appointed Deferral Participant may file an irrevocable election with the Company within thirty
(30) days of the date the Deferral Participant commences service to the Company.

     Each Deferral Participant who files such a timely election shall automatically be granted an option under this paragraph 7 on (i) the first trading day in January of the calendar year for which the deferral election is to be in effect; or (ii) for a newly hired, elected or appointed Deferral Participant, the first trading day of the month following the month the Deferral Participant files such election.

     (b) The number of shares of Company common stock subject to a Deferred Salary Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

          X= A / (B x 66-2/3%), where
          X is the number of option shares,
          A is the maximum amount of base salary subject to the deferral election, and
          B is the fair market value per share of the common stock on the option grant date.

     (c) The purchase price per share of common stock of the Company for the shares to be purchased pursuant to the exercise of any Deferred Salary Option shall be thirty three and one third percent (33-1/3%) of the fair market value of the Company's common stock on the date such Deferred Salary Option is granted.

     (d) Each Deferred Salary Option shall vest (become exercisable) equally over the twelve (12) month period that is the calendar year in which salary is deferred, and shall terminate on the earlier of (i) ten (10) years from the date the option was granted, or (ii) three (3) years following termination of the Deferral Participant's employment or relationship as a consultant or director with the Company or an Affiliate. If the Deferred Salary Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

8.   COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards up to the number of shares of stock authorized under the Plan.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any stock issued or issuable pursuant to any such Stock Award.

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If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

9.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

10.  MISCELLANEOUS.

     (a) The Board or the Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) The holder of a Stock Award (including any person to whom an option is transferred under subparagraph 5(d)) shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for acquisition of the shares subject to the Stock Award pursuant to the terms of the Stock Award Agreement.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant or director or the holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant or director or other holder of Stock Awards with or without cause. In the event that a holder of Stock Awards is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes of the Plan and corresponding provisions of any outstanding Stock Awards, and (ii) suspend or otherwise delay the time or times at which the shares subject to the Stock Awards would otherwise vest.

     (d) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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     (e)  (1)  The Board shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding options under the Plan and/or (ii) with the consent of the affected holders of options, the cancellation of any outstanding options and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of common stock, but having an exercise price per share not less than fifty percent (50%) of the fair market value (one hundred percent (100%) of the fair market value in the case of an Incentive Stock Option generally or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder (as defined in subparagraph 4(b)), not less than one hundred and ten percent (110%) of the fair market value) per share of common stock on the new grant date. Notwithstanding the foregoing: (i) in no event shall this subparagraph 10(e) apply to any option held by a director or officer (corporate and Section 16 insider) of the Company, and (ii) no more than twenty percent (20%) of the options reserved for issuance under the Plan shall be repriced or canceled pursuant to this subparagraph 10(e).

          (2) Shares subject to an option canceled under this subparagraph 10(e) shall continue to be counted against the maximum award of options permitted to be granted pursuant to subparagraph 4(c) of the Plan. The repricing of an outstanding option by the Board, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original option and the grant of a substitute option; in the event of such repricing, both the original and the substituted options shall be counted against the maximum awards of options permitted to be granted pursuant to subparagraph 4(c) of the Plan. The provisions of this subparagraph 10(e) shall be applicable only to the extent required by Section 162(m) of the Code.

11.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

     (b)  In the event of:  (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, excluding in each case a capital reorganization in which the sole purpose is to change the state of incorporation on the Company, then all outstanding options shall become exercisable in full for a period of at least ten (10) days, and all stock bonuses shall be fully vested, prior to such event. Outstanding options which have not been exercised prior to such event shall terminate on the date of such event unless assumed by a successor corporation.

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12.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent such amendment requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to satisfy any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and
(ii) such person consents in writing.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date the Plan is adopted or the date the Plan is approved by the stockholders, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.  EFFECTIVE DATE OF PLAN.

     The Plan becomes effective on the date approved by the Board, but no stock bonuses shall be granted and no options shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.


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